EXHIBIT 5

                               OPINION OF COUNSEL

August 28, 2003

Jacksonville Bancorp, Inc.
76 South Laura Street, Suite 104
Jacksonville Beach, Florida   32202

Re: Jacksonville  Bancorp,  Inc.,  Registration  Statement on Form S-8 under the
    Securities Act of 1933

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Jacksonville Bancorp, Inc., a Florida corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on August 28, 2003. The Registration Statement covers an additional 67,500 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), together with such indeterminate number of additional shares of Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions, authorized for issuance pursuant to the exercise of options under the Jacksonville Bancorp, Inc. Stock Option Plan, as amended.

As counsel, we have examined the originals or copies of such records of the Company, certificates of officers of the Company, and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Securities Act and all applicable requirements of state law regulating the Shares will have been duly satisfied. Based upon the foregoing, we are of the opinion that the Shares, when sold and delivered by the Company as contemplated by and in accordance with the Plan, will be legally issued, fully paid and non-assessable.

This opinion is limited solely to the Florida Business Corporation Act as applied by applicable federal and state courts.

We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We further consent to the use of our name as counsel for the Company. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

                                    Very truly yours

                                    /s/ McGuireWoods LLP